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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                         Del Global Technologies Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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[LOGO] DEL GLOBAL TECHNOLOGIES CORP.


                              FOR IMMEDIATE RELEASE


           DEL GLOBAL TECHNOLOGIES CHANGES SHAREHOLDER MEETING DATE TO
                                  MAY 29, 2003


VALHALLA, NY, April 24, 2003 - Del Global Technologies (DGTC) ("Del") announced today that it has changed the date of its Annual Meeting of Shareholders to May 29, 2003. The Company also set April 25, 2003 as the new record date to determine shareholders eligible to vote at the meeting.

When the meeting date was originally established, the Company had not contemplated a contested election. Steel Partners II, L.P. ("Steel Partners") has filed a preliminary proxy statement and announced its intention to commence a proxy contest. Del said it has changed the meeting date to May 29, 2003 to give its shareholders adequate time to fully consider the issues raised in this contest, as well as the merits of the Company's financial and operating turnaround and its business plan to enhance shareholder value.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Industrial applications for which Del supplies power subsystems include airport explosives detection, analytical instrumentation, semiconductor capital equipment and energy exploration.

Del Global filed with the Securities and Exchange Commission a preliminary proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 Annual Meeting of Shareholders. Del Global will file with the Commission, and will furnish to its shareholders, a definitive proxy statement and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of Del Global's preliminary proxy statement and definitive proxy statement (when it is available) by accessing http://www.delglobaltech.com. In addition, you may obtain a free copy of the definitive proxy statement

                      One Commerce Park, Valhalla, NY 10595
                       914-686-3600       www.delglobal.com
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Del Global Technologies Corp.                                                  2
April 24, 2003

(when it is available) by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Del Global shareholders is available in the preliminary proxy statement filed by Del Global with the Commission on Schedule 14A.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.


CONTACTS:

DEL GLOBAL TECHNOLOGIES CORP.

Samuel E. Park, President and Chief Executive Officer
Thomas V. Gilboy, Chief Financial Officer

(914) 686-3600

MEDIA

The Abernathy MacGregor Group, Inc.
Steve Frankel

(212) 371-5999

INVESTORS

Georgeson Shareholder Communications Inc.

(800) 545-1782